Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, SEPTEMBER 13, 2012

CARE INVESTMENT TRUST INC. TO ACQUIRE A PORTFOLIO OF SEVEN SENIOR

HOUSING FACILITIES FROM JUNIPER COMMUNITIES FOR $106.5 MILLION

Signs Definitive Purchase Agreement to Acquire Seven Assisted Living & Memory Care Facilities

Located in New Jersey, Pennsylvania and Colorado Through RIDEA Structure

NEW YORK – September 13, 2012 – Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment company that invests in healthcare-related real estate, today announced that it has signed a definitive purchase agreement to acquire the real estate and operating assets of seven high quality, private pay senior housing facilities from affiliates of Juniper Communities, LLC (“Juniper”) for $106.5 million (the “Properties”).

The Properties, located in highly desirable markets in New Jersey, Pennsylvania and Colorado, contain 410 units and have an average occupancy level of approximately 94 percent as of the end of August 2012. An affiliate of Juniper will continue to manage the Properties following the consummation of the transaction pursuant to a long-term management agreement.

Care has structured the transaction to capitalize on the structure authorized by the REIT Investment Diversification and Empowerment Act (RIDEA), which gives REITs the opportunity to participate in operating entity cash flows.

The acquisition of the Properties is anticipated to be financed through cash on hand and non-recourse, property specific acquisition financing from Fannie Mae and HUD, as well as the assumption of existing non-recourse property specific financing from HUD. The Company has selected KeyBank Real Estate Capital to underwrite the agency financings.

The purchase agreement is subject to customary closing conditions, including completion of due diligence, receipt of financing on certain terms, the absence of a material adverse change to the properties, and obtaining necessary regulatory approvals. The transaction is anticipated to close in the fourth quarter of 2012.

Salvatore (Torey) V. Riso, Jr., President and Chief Executive Officer of Care, stated, “Juniper’s passion and dedication to quality care has earned them an unparalleled reputation in senior housing. We are extremely pleased that through this transaction Care is commencing what it believes will be a long term and rewarding relationship with one of the most dedicated and thoughtful operators/managers in the senior housing community.”

Lynne S. Katzmann, President and Chief Executive Officer of Juniper, said, “The time is right for this capital event that will further Juniper’s growth. Entering into this financial partnership with Care assists us in keeping pace with the future of our industry. The impact that aging baby boomers will have on the industry will be more pressure on growth to meet needs, and to deliver services in new and improved ways both environmentally and programmatically. Care is an ideal partner for Juniper as we have similar values regarding the quality of care needed for residents.”

Transaction Highlights:

— Care, through wholly-owned subsidiaries, will acquire seven stabilized, senior housing properties consisting of Assisted Living & Memory Care Facilities located in New Jersey, Pennsylvania and Colorado.

— Care will own 100% of the real estate and operating assets through a RIDEA-compliant structure, which separates the real property assets (to be held by wholly-owned property companies) and the operating assets (to be held by wholly-owned operating companies). The Juniper transaction will be the first completed by Care through such structure. RIDEA structures allow healthcare REITs to capture additional value on their properties by allowing them to benefit from upside generated from the operating business in addition to the rent payments the Company will be receiving through triple-net leases between the respective property companies and operating companies.

— Care enters into a relationship with Juniper, which has been a highly successful owner / operator of high quality assisted living, memory care and skilled nursing facilities in New Jersey, Pennsylvania, Colorado and Florida and a leader and innovator in the senior housing industry.

The Properties, owned and operated by Juniper, contain 461 beds and all but one of the facilities were built in the last 14 years. The Properties are well-positioned for continued success within their communities and have consistently experienced aggregate occupancy levels in excess of 90 percent.

About Care Investment Trust Inc.

Care Investment Trust Inc. is an equity real estate investment trust that invests in healthcare facilities including assisted-living, independent-living, memory care, skilled nursing and other healthcare-related real estate assets in the United States of America.

About Juniper Communities, LLC.

Juniper Communities founded in 1988, owns and operates 15 long-term care communities in NJ, FL, PA and CO. Juniper is dedicated to Nurturing the Spirit of Life in each individual served and believes the keys to healthy aging are an active body, an engaged mind, and a fulfilled spirit. The company’s mission is to serve its stakeholders, residents, families, employee associates, and investors with excellence and strong dedication to the company’s hallmarks of quality, value and innovation.

Juniper invests in, acquires, develops and manages long term care facilities that seek to set the standard for a rich, rewarding quality of life and maximized well-being. Juniper’s philosophy of care is resident-centered, with a focus on quality of life, achieved by maximizing physical independence and emotional well-being, as well as meeting health and medical needs.

Juniper strives to assure that its residences serve as community centers offering programs and support services not only for its residents, but also their families and friends in the community at large. Through these activities Juniper is able to support the needs of the community and enable residents to remain integrated within the local social fabric.

For more information on Juniper call (973) 661-8300 or visit www.junipercommunities.com.

Safe Harbor Statement

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such risks are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Care’s most recent Annual Report on Form 10-K and 10-K/A and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K and 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on the Company, please visit the Company’s website at

www.carereit.com

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Salvatore (Torey) V. Riso, Jr.

President & Chief Executive Officer

(212) 446-1414

triso@carereit.com

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